AMENDMENT NUMBER 1
TO EMPLOYMENT AGREEMENT
AS OF JANUARY 26, 2021
THIS AMENDMENT NUMBER 1 (“Amendment”) to the EMPLOYMENT AGREEMENT (the “Employment Agreement”) is made and entered into as of January 26, 2021, by and between the Company and the Executive. Capitalized terms used in this Amendment without definition have the meaning given to such terms in the Employment Agreement.
RECITALS
WHEREAS, this Amendment is an amendment to the Employment Agreement made and entered into on October 23, 2018; and
WHEREAS, in 2021, the Company is transitioning to a new, overlapping three-year Performance Plan (“Performance Plan” or “PP”) with payouts, if any, following closure of each performance period.
NOW, THEREFORE, in consideration of the respective covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto agree as follows:
SECTION 4.b.(2) of the Employment Agreement is amended as follows (with changes in bold and red text):
PSP/PP. In the PSP at an opportunity equal to 300% of Base Salary if targets are reached at 100%, or such greater percentage if provided in the PSP for any measurement period. The applicable percentage for Executive’s current 2018-2020 PSP award shall be prorated, with this increased percentage effective as of January 1, 2019. Effective January 1, 2021, the Company is transitioning to a Performance Plan, with overlapping three-year, all cash performance periods, with cash payouts, if any, following as soon as practical following the closing of the performance period. As a result of this change, Executive will participate in the PP at an opportunity equal to 100% of Base Salary if targets are reached at 100%. Installment payments and participation in the prior 2018-2020 PSP cycle are governed by their separate plan documents and the Employment Agreement.
Except as expressly amended hereby, the Employment Agreement remains in full force and effect.
IN WITNESS WHEREOF, the parties have executed this Amendment to the Employment Agreement as of the day and year first written above.

EXECUTIVE By: /s/ Robert Mehrabian	TELEDYNE TECHNOLOGIES INCORPORATED By: /s/ Charles Crocker Chair, Personnel and Compensation Committee